Exhibit 10.3

Execution Version

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of December 24, 2025 among SynCardia Systems, LLC, a Delaware LLC (the “Grantor”) and High Trail Special Situations LLC, a Delaware limited liability company, in its capacity as collateral agent for the benefit of the Holders (together with its successors and assigns in such capacity, the “Secured Party”).

WHEREAS, the Picard Medical, Inc., a Delaware corporation (the “Company”), has entered into that certain Securities Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), with High Trail Special Situations LLC, a Delaware limited liability company (the “Initial Holder”), and each other party thereto, pursuant to which, among other things, the Company will issue, and the Initial Holder will purchase, subject to the terms set forth therein, the Notes (as defined in the Securities Purchase Agreement);

WHEREAS, the Company, the Grantor and the other grantors party thereto have entered into that certain Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), with the Secured Party, pursuant to which the Grantor granted to the Secured Party, for its benefit and the benefit of the Initial Holder and each Holder under and as defined in any Note (the “Holders”), a security interest in substantially all of the Grantor’s personal property; and

WHEREAS, in connection with the entry by the Grantor and the Secured Party into the Security Agreement, Secured Party has required that the Grantor execute and deliver this Agreement to the Secured Party for its benefit and the benefit of the Holders.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows:

Section 1. DEFINED TERMS; RULES OF CONSTRUCTION.

(a)	Capitalized terms used in this Agreement but not otherwise defined herein have the meanings given to them in the Security Agreement.

(b)	When used herein the following terms shall have the following meanings:

“Copyright License” shall have the meaning set forth in the Note.

“Intellectual Property Licenses” shall have the meaning set forth in the Security Agreement.

“Excluded IP” shall mean Intellectual Property (as defined in the Security Agreement) the constitutes Excluded Collateral (as defined in the Security Agreement).

“PTO” means the United States Patent and Trademark Office and any successor office or agency.

“Patent License” shall have the meaning set forth in the Note.

“Trademark License” shall have the meaning set forth in the Note.

(c)	All Schedules, Addenda, Annexes and Exhibits hereto or expressly identified to this Agreement are incorporated herein by reference and taken together with this Agreement constitute but a single agreement. The words “herein”, “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the Exhibits, Addenda, Annexes and Schedules thereto, as the same may be from time to time amended, modified, restated or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The term “or” is not exclusive. The term “including” (or any form thereof) shall not be limiting or exclusive. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references in this Agreement or in the Schedules, Addenda, Annexes and Exhibits to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits and attachments of or to this Agreement. All references to any instruments or agreements, including references to any of this Agreement, the Security Agreement or the other Note Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

(d)	The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

Section 2. GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY COLLATERAL. To secure the prompt payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, the Grantor hereby pledges and grants to the Secured Party (for its benefit and the ratable benefit of the Holders) a continuing security interest in and Lien (as defined in the Notes) upon all of the Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Collateral”); provided that, notwithstanding anything herein to the contrary, no security interest is granted in any Excluded IP:

(a)	Trademarks and Trademark Licenses to which it is a party, including those referred to on Schedule I hereto;

(b)	Patents and Patent Licenses to which it is a party, including those referred to on Schedule II hereto;

(c)	Copyrights and Copyright Licenses to which it is a party, including those referred to on Schedule III hereto;

(d)	Intellectual Property not covered by the foregoing, including those referred to on Schedule IV hereto and all Intellectual Property Licenses;

(e)	Renewals, reissues, continuations, continuations-in-part, reexaminations, divisions, or extensions of any of the foregoing;

(f)	Rights to sue, whether at law or in equity, third parties for past, present or future infringement, dilution, misappropriation, or other violation or impairment of rights in any Intellectual Property, including injury to the goodwill associated with any Trademark, and all causes of action for the same; and

(g)	All Proceeds of all or any of the foregoing, tort claims and all claims and other rights to payment including (i) insurance claims against third parties for loss of, damage to, or destruction of, the foregoing Collateral and (ii) payments due or to become due under licenses of any or all of the foregoing and Proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form; provided, however, that the Collateral shall not constitute a grant of a security interest in any trademark or service mark applications filed in the PTO on the basis of the Grantor’s intent to use such trademark or service mark, unless and until a statement of use or amendment to allege use is filed in the PTO, in which event, such trademark or service mark shall automatically be included in the Collateral, or in any rights arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would violate or invalidate any such contract, instrument, license or other document or give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder (other than to the extent such restriction is rendered ineffective under the UCC or other applicable law); provided that the foregoing proviso shall not limit the Secured Party’s Lien on, and security interest in, any proceeds of, or payment due under, any such contracts, instruments, licenses or other documents to the extent not otherwise Excluded IP.

Section 3. REPRESENTATIONS AND WARRANTIES.

The Grantor represents and warrants to the Secured Party, in addition to the representations and warranties in the Security Agreement and the other Note Documents, that:

(a)	the Grantor has been, in all material respects (i) using statutory notice of registration in connection with its use of registered Trademarks, (ii) proper marking practices in connection with the use of Patents, and (iii) appropriate notice of copyright in connection with the publication of copyrighted material;

(b)	the Grantor has taken all actions it deems necessary in its reasonable business judgment to ensure that all licensees of Trademarks owned by the Grantor use consistent standards of quality as directed by the Grantor in connection with its licensed products and services; and

(c)	this Agreement, together with the Security Agreement, is effective to create a valid security interest in favor of the Secured Party, for its benefit and the benefit of the Holders, in all of the Grantor’s Intellectual Property. Upon (i) the filing of this Agreement in the United States Copyright Office (with respect to the United States Copyrights set forth on Schedule III hereto), (ii) the filing of all appropriate UCC- 1 financing statements (with respect to the Grantor’s (A) Patents, (B) Trademarks and (C) any Copyrights of the Grantor not registered with the United States Copyright Office) and (iii) the filing of this Agreement in the PTO (with respect to the United States Patents set forth on Schedule II hereto and the United States Trademarks set forth on Schedule I hereto), such security interest will be enforceable as such as against any and all creditors of, and purchasers from, the Grantor (subject only to Permitted Liens (as defined in the Notes)) and all action necessary to protect and perfect the Secured Party’s Lien on the Grantor’s Patents, Trademarks, and Copyrights, shall have been taken.

Section 4. COVENANTS. The Grantor covenants and agrees with the Secured Party, from and after the date of this Agreement, and in addition to the covenants in the Security Agreement and the other Note Documents, that:

(a)	The Grantor shall notify the Secured Party promptly if it knows that any application or registration relating to any material Intellectual Property owned by the Grantor has or may become abandoned, dedicated to the public, placed in the public domain or otherwise invalidated or unenforceable. The Grantor shall further notify the Secured Party promptly of any final, non-appealable adverse determination or decision in any proceeding that is material to the business of the Grantor and the institution of any proceeding challenging the Grantor before the PTO, the United States Copyright Office, or any similar agency of the United States, any State, or other country or political subdivision thereof, any internet domain registry or other registry, or any court, regarding the Grantor’s ownership of or right to use, register, keep and/or maintain any material Intellectual Property. The Grantor shall be free to prosecute and maintain its Intellectual Property in the ordinary course of business in a commercially reasonable manner, and, notwithstanding the foregoing, shall not be required to report preliminary or initial determinations, unless and until made final, by the PTO, the United States Copyright Office, or any similar agency of the United States, any State, or other country or political subdivision thereof, any internet domain registry or other registry, or any court, regarding the Grantor’s ownership of or right to use, register, keep and/or maintain any Intellectual Property;

(b)	The Grantor shall or shall cause the applicable Pledged Entity to (i) prosecute diligently any patent, trademark, or service mark applications pending as of the date hereof or hereafter if material to the operations of the business of the Grantor or such Pledged Entity, (ii) preserve and maintain all rights in the Copyrights, Patents and Trademarks, to the extent material to the operations of the business of the Grantor or such Pledged Entity and (iii) ensure that the Copyrights, Patents and Trademarks are and remain enforceable, to the extent material to the operations of the business of the Grantor or such Pledged Entity. Any expenses incurred in connection with the Grantor’s obligations under this Section 4(b) shall be borne by the Grantor. Subject to ordinary-course and except for any such items that the Grantor reasonably believes (using prudent industry customs and commercially reasonable practices) are no longer necessary for the on-going operations of its business or the business of any Pledged Entity, the Grantor shall not and shall not cause any Pledged Entity to abandon any right to file a material patent, trademark or service mark application, or abandon any material pending patent, trademark or service mark application or any other material Copyright, Patent or Trademark without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld;

(c)	In the event that any Intellectual Property material to the conduct of the Grantor’s or a Pledged Entity’s business that is owned by or exclusively licensed to the Grantor or such Pledged Entity is known by the Grantor to be infringed, diluted, misappropriated, or otherwise violated by a third party, the Grantor shall promptly notify the Secured Party and the Grantor shall, if consistent with good business judgment, promptly take all commercially reasonable actions to stop the same and enforce its rights in such Intellectual Property and to recover all damages therefor, including, but not limited to, the initiation of a suit for injunctive relief and damages where reasonable and cost effective to do so (provided that the Grantor must initiate suit in all cases where the failure to do so could reasonably be expected to have a Company Material Adverse Effect (as defined in the Securities Purchase Agreement)) and shall take such other actions as the Grantor determines, in its reasonable business judgment, to be commercially appropriate to protect the Grantor’s or Pledged Entity’s rights in such Intellectual Property; provided that the Grantor take such actions as the Secured Party shall deem appropriate in its good faith discretion with respect to any such action where the failure to take such action could reasonably be expected to result in a Company Material Adverse Effect;

(d)	The Grantor shall use appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, appropriate notice of copyright in connection with the publication of copyrighted materials, and other legends or markings applicable to other Intellectual Property;

(e)	The Grantor shall use commercially reasonable efforts to maintain the level of the quality of products sold and services rendered under any Trademarks owned by the Grantor at a level at least consistent with the quality of such products and services as of the date hereof, and the Grantor shall use commercially reasonable efforts to adequately control the quality of goods and services offered by any licensees of its Trademarks;

(f)	The Grantor shall take all steps necessary to protect the secrecy of all trade secrets material to its business;

(g)	To the knowledge of the Grantor, the Grantor’s use of the Intellectual Property owned by the Grantor is not interfering with, infringing upon, misappropriating, or otherwise in conflict with the Intellectual Property rights of any third party in any material respect; and

(h)	If the Grantor shall obtain ownership of or other right, title or interest in or to, any registered Copyrights, issued or applied-for Patents, or registered or applied for Trademarks, the provisions of this Agreement shall automatically apply thereto and the Grantor shall promptly give to the Secured Party written notice thereof by delivery of an updated Schedule III, IV, V and/or VI to the Security Agreement, as applicable, in accordance with Section 2(g) of the Security Agreement. The Grantor hereby authorizes the Secured Party to modify this Agreement by amending Schedules I, II, III and IV hereto, as applicable, to include any Copyrights, Patents and Trademarks that have been included in any updated Schedules III, V, and/or VI to the Security Agreement pursuant to Section 2(g) of the Security Agreement, and to execute and deliver any supplement hereto (in form and substance reasonably satisfactory to the Secured Party) to evidence the Secured Party’s lien on any such Patents, Trademarks or Copyrights.

Section 5. SECURITY AGREEMENT. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted by the Grantor to the Secured Party, for its benefit and the benefit of the Holders pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Party with respect to the Collateral made and granted herein are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. Any rights and remedies set forth herein are without prejudice to, and in addition to, those set forth in the Security Agreement. In the event any provisions contained herein expressly conflict with any provisions in the Security Agreement covering Intellectual Property, the provisions of the Security Agreement shall control.

Section 6. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 7. NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Security Agreement.

Section 8. TERMINATION OF THIS AGREEMENT. Subject to Section 6 hereof, this Agreement shall terminate upon the payment in full in cash of all Obligations (except for contingent indemnity claims for which no claim has been made).

Section 9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Grantor has executed this Intellectual Property Security Agreement as of the date first written above.

GRANTOR:

SYNCARDIA SYSTEMS, LLC

By:	/s/ Patrick NJ Schnegelsberg
Name:	Patrick NJ Schnegelsberg
Title:	Chief Executive Officer

Notice Address:

SynCardia Systems, LLC
1992 E. Silverlake
Tucson AZ, 85713
Attention:	Patrick NJ Schnegelsberg
Email address:	patrick.schnegelsberg@picardmedical.com

[Signature Page to the Intellectual Property Security Agreement]

ACCEPTED AND ACKNOWLEDGED BY SECURED PARTY:

HIGH TRAIL SPECIAL SITUATIONS LLC, as the Secured Party

By:	/s/ [***]
	Name:	[***]
	Title:	Authorized Signatory

[Signature Page to Intellectual Property Security Agreement]

Schedule I

Trademarks and Trademark Licenses

Registered Owner/Applicant	Registration Number	Registration Date
SynCardia Systems, LLC	7918055	August 26, 2025

SynCardia Systems, LLC	007587769	October 21, 2009

Schedule II

Patents and Patent Licenses

Country	Pat./Pub. No.	App. No.	Title	Assignee	Status	Publication Date	Security Recordal
US	12383722	18/886,718	Next generation total artificial heart	SYNCARDIA SYSTEMS LLC	Issued	August 12, 2025	No
US	11918798-B2	17/779,058	Next generation total artificial heart	SYNCARDIA SYSTEMS LLC	Issued	March 5, 2025	No
US	8021422	12/454,440	Actuating mechanism for pneumatically-driven artificial heart	SYNCARDIA SYSTEMS LLC	Issued	September 20, 2011	Yes September 19, 2016 at Reel/Frame 39784/0608
US	7811318	12/108,436	Apparatus and method for pneumatically driving an implantable medical device	SYNCARDIA SYSTEMS LLC	Issued	October 12, 2010	Yes September 19, 2016 at Reel/Frame 39784/0608
US	12121711	18/432,598	Next generation total artificial heart	SYNCARDIA SYSTEMS LLC	Issued	October 22, 2024	No
US	8070455-B2	12/498,991	Scotch-yoke mechanism for redundant actuation applications	SYNCARDIA SYSTEMS LLC	Issued	December 6, 2011	Yes September 19, 2016 at Reel/Frame 39784/0608
US	2024/0207599 A1	18/600,056	NEXT GENERATION TOTAL ARTIFICIAL HEART SYSTEM	SYNCARDIA SYSTEMS LLC	Issued	June 27, 2024	No
CA	2762200	CA 2762200	ACTUATING MECHANISM FOR PNEUMATICALLY- DRIVEN ARTIFICIAL HEART	SYNCARDIA SYSTEMS INC	Issued	April 17, 2012	No
EP	4061439	EP 20890347	NEXT GENERATION TOTAL ARTIFICIAL HEART	SYNCARDIA SYSTEMS LLC	Issued	September 28, 2022	No

Schedule III

Copyrights and Copyright Licenses

None.

Schedule IV

Other Intellectual Property – Domains

None.

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